INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 2 to the Registration Statement of United Community Bankshares, Inc. on Form S-4 of our report dated January 12, 1996 (January 25, 1996 as to Note 11), relating to the financial statements of The Bank of Sussex and Surry and Surry appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus


DELOITTE & TOUCHE LLP

Richmond, Virginia
May 13, 1996